EXHIBIT 23(a)





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                                                                 Exhibit 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCCOUNTING FIRM


     We consent to the incorporation by reference in this Registration Statement of MDU Resources Group, Inc. on Form S-8 of (i) our reports dated February 22, 2006 relating to the consolidated financial statements and financial statement schedule of MDU Resources Group, Inc. and subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change in method of accounting for asset retirement obligations, as described in Notes 1 and 8 to the consolidated financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and (ii) our report dated June 14, 2006 appearing in the Annual Report on Form 11-K of the MDU Resources Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2005.


 /s/  Deloitte & Touche LLP
Minneapolis, Minnesota
December 6, 2006